UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2013

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169535 (1933 Act)	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”) held a Special Meeting of Stockholders on March 13, 2013 (the “Special Meeting”). The purpose of the Special Meeting was to consider and vote upon the Company’s proposed Second Articles of Amendment and Restatement (the “Amended Charter”). The voting results with respect to this proposal were as follows:

Votes For	Votes Against	Abstentions
821,602.606	8,034.611	509.964

No broker non-votes were cast on this proposal.

Since the proposal to approve the Amended Charter received the favorable vote of a majority of the votes entitled to be cast at the Special Meeting, the proposal was approved. No other proposals were submitted to a vote of the Company’s stockholders at the Special Meeting.

The Amended Charter will become effective when filed with, and accepted for record by, the Maryland State Department of Assessments and Taxation. The Company intends to cause the Amended Charter to become effective only in connection with, or shortly prior to, the declaration of effectiveness by the Securities and Exchange Commission of the Registration Statement on Form S-11 filed by the Company on February 13, 2013 (File Number 333-186656).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 14, 2013	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer